SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K

                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report: October 2, 2001
                        (Date of earliest event reported)


                            FORD MOTOR CREDIT COMPANY
             (Exact name of registrant as specified in its charter)


                                    Delaware
                 (State or other jurisdiction of incorporation)


       1-6368                                             38-1612444
(Commission File Number)                      (IRS Employer Identification No.)


                   One American Road, Dearborn, Michigan 48126
               (Address of principal executive offices) (Zip Code)



         Registrant's telephone number, including area code 313-322-3000

Item 5.  Other Events.
----------------------

     The Ford  Motor  Company  ("Ford")  news  release  dated  October  2,  2001 concerning  U.S.  retail  sales of Ford  vehicles in  September  2001,  filed as
Exhibit 99.1 to this report, is incorporated by reference herein.

     On October 2, 2001, Ford also announced that, in its view, the U.S. economy continues to be volatile and there is a great deal of uncertainty right now. In this more challenging and very uncertain environment, planning is difficult. Earlier this month, Ford cut its third quarter 2001 production by about 120,000 units because of transportation disruptions and the more uncertain outlook. On September 17, Ford introduced a 0.0% financing program to jumpstart sales. While Ford is pleased that its 0.0% financing program in the U.S. helped sales improve in the second half of September, this program is very expensive.

     Ford now sees its third quarter 2001 U.S. marketing costs as a percent of revenue coming in about 10% higher than its previous estimate of 14.5%. Also, Hertz is experiencing significantly lower volume as both business and personal travel have been sharply curtailed. As a result of the higher U.S. marketing costs and lower earnings at Hertz, Ford now expects its third quarter loss will be greater than the present analysts' consensus estimate for the third quarter.

     In addition, given current and expected market conditions for U.S. vehicle sales for the remainder of the year, Ford's third quarter production cuts will not be made up in the fourth quarter of this year. As a result of this, the higher marketing costs Ford is incurring and the lower volume Hertz is experiencing, Ford's full-year earnings will fall short of its previous forecast of 70 cents a share before one-time items.

     Finally, if U.S. vehicle sales for the remainder of the year decline further, then additional production cuts by Ford in the fourth quarter of 2001 would be likely. Ford will continue to monitor vehicle demand carefully over the coming months.

     Ford will provide additional details, including an update to its fourth quarter production plans when it announces its third quarter financial results on October 17, 2001.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
---------------------------------------------------------------------------


                                    EXHIBITS
                                    --------

Designation                Description                   Method of Filing
-----------                -----------                   ----------------

Exhibit 99.1               Ford Motor Company News
                           Release dated
                           October 2, 2001               Filed with this Report




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




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized on the date indicated.

                                            FORD MOTOR CREDIT COMPANY
                                            -------------------------
                                            (Registrant)


Date:  October 2, 2001               By: /s/ S. P. Thomas
                                             -------------------
                                             S. P. Thomas
                                             Assistant Secretary


                                  EXHIBIT INDEX
                                  -------------



Designation                Description
-----------                -----------

Exhibit 99.1               Ford Motor Company News
                           Release dated October 2, 2001




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